As filed with the Securities and Exchange Commission on September 3, 1996

                                                      Registration No. 333-09675
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ---------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                  GENRAD, INC.
               (Exact name of registrant as specified in charter)



             Massachusetts                                  04-1360950
     (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

                                300 Baker Avenue
                        Concord, Massachusetts 01741-2174
                                 (508) 287-7000
               (Address, including zip code, and telephone number,
                  including area code of registrant's principal
                               executive offices)

                             ---------------------



        James F. Lyons                                  Copies to:
      President and Chief                          James E. Dawson, Esq.
       Executive Officer                       Nutter, McClennen & Fish, LLP
         GenRad, Inc.                             One International Place
       300 Baker Avenue                            Boston, MA 02110-2699
    Concord, MA 01741-2174                            (617) 439-2000
        (508) 287-7000


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

   If the Form is a post-effective amendment filed pursuant to Rule 426(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                             Proposed             Proposed
   Title of Each Class of                                    Maximum               Maximum              Amount of
      Securities to be              Amount to be          Offering Price          Aggregate            Registration
         Registered                  Registered            Per Share(1)       Offering Price(1)            Fee
- ------------------------------------------------------------------------------------------------------------------------
Shares of Common
Stock, $1.00 par value            1,196,127 shares            $13.06             $15,621,419              $5,387 (2)
========================================================================================================================


(1) Determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of Common Stock reported on the New York Stock Exchange on July 30, 1996.

(2)   Previously paid.
                                   ---------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS


                                1,196,127 Shares

                                  GENRAD, INC.
                                  Common Stock

         This Prospectus relates to the resale of 1,196,127 shares of Common Stock, $1.00 par value (the "Shares"), of GenRad, Inc., a Massachusetts corporation (the "Company"), which Shares are owned and may be offered and sold from time to time by the persons and entities listed herein under, and referred to herein as, the "Selling Stockholders."

         The Shares may be offered from time to time by the Selling Stockholders in transactions on the New York Stock Exchange ("NYSE") or in privately-negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Specific information concerning the Selling Stockholders and their plan of distribution is set forth under "Selling Stockholders" and "Plan of Distribution."

         The Company will not receive any proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Stockholders.

         Shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), per share, are quoted on the NYSE under the symbol "GEN." On August 2, 1996, the closing price reported for such shares on the New York Stock Exchange was $14.25.


                                   ---------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                                   ---------



                The date of this Prospectus is September 3, 1996.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities described herein by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the delivery of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.


                              --------------------

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information, with respect to the Company and the Shares, reference is made to the Registration Statement, and the exhibits and schedules thereto, which can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that submit electronic filings to the Commission. Statements made in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Commission. For further information, with respect to the Company, reference is hereby made to such reports and other information which can be inspected and copied at the public reference facilities maintained by the Commission referred to above. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission.

         The Company's Common Stock is listed for trading on the New York Stock Exchange under the trading symbol "GEN." Reports, proxy statements and other information about the Company also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                       DOCUMENTS INCORPORATED BY REFERENCE



        The Company hereby incorporates by reference its Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 30, 1995, its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 30, 1996 And June 29, 1996 and its Current Report on Form 8-K dated June 20, 1996.


         All reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to any termination of the offering of the shares of Common Stock covered by this Prospectus are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Copies of all documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) will be provided without charge to each person who receives a copy of this Prospectus on written or oral request to Donna L. LaVoie, Director, Corporate Relations, GenRad, Inc., 300 Baker Avenue, Concord, MA 01741-2174, or by telephone at (508) 287-7000.

                                   THE COMPANY

         The Company is a supplier of integrated test and diagnostic systems for the manufacture and maintenance of electronic products. It offers products and services relating to electronic manufacturing test systems and automotive diagnostic systems.

         The Company was incorporated in 1915 under the laws of the Commonwealth of Massachusetts. The Company has its executive offices at 300 Baker Avenue, Concord, Massachusetts, 01741-2174, Telephone: (508) 287-7000.


                                 USE OF PROCEEDS

         The shares of Common Stock offered by the Selling Stockholders are not being sold by the Company, and the Company will not receive any proceeds from the sale thereof.


                              SELLING STOCKHOLDERS

         The following table sets forth the names of the Selling Stockholders who acquired their Shares in transactions effected on June 20, 1996 and the number of shares of Common Stock which may be offered from time to time by the Selling Stockholders pursuant to this Prospectus. Other than their ownership of the Company's securities and the relationship of certain of the Selling Stockholders to the Company as employees or officers of a subsidiary of the Company, none of the Selling Stockholders has had any material relationship with the Company within the past three years. The following table sets forth certain information with respect to the Selling Stockholders as of August 2, 1996. Such information may change from time to time and will be set forth as required in Supplements to this Prospectus or amendments to the Registration Statement.

         Because the Selling Stockholders may offer all or some of the Common Stock pursuant to the offering contemplated by this Prospectus, and to the Company's knowledge there are currently no agreements, arrangements or understandings with respect to the number of Shares that may be sold or the number of shares of Common Stock that may be held by the Selling Stockholders after completion of this offering, no estimate can be given as to the shares of Common Stock that will be held by the Selling Stockholders after completion of this offering. See "Plan of Distribution."

                                        Number of               Number of
                                         Shares                  Shares
                                      Beneficially              That May
Name(1)                                 Owned(2)              Be Offered(3)
- ----                                  ------------            ------------
Holce Investments                       225,229                 250,254
Jerry S. Cox                            193,548                 215,053
Tektronix Development Company.          189,054                 210,059
Donald L. McDougall                      59,516                  66,128
Angelo C. Hung                           41,720                  46,355
Jim Carden                               35,880                  39,866
Jen-Lih C. Hung                          33,412                  37,124
Richard D. Perkins                       28,680                  31,866
Ken Giles                                27,972                  31,080
Larry Kenyon                             24,965                  27,738
Steven Harrison                          24,073                  26,747
Shaun Moores                             24,073                  26,747
Rex Chin-Yih Hong                        21,818                  24,242
Priscilla A. Kobbe                       19,655                  21,838
Max R. Millis                            19,490                  21,655
Rick Allen Kobbe                         19,262                  21,402
Ken Tai                                  16,706                  18,562
Paul J. Hammer                           13,046                  14,495
Bryan Philips                            12,529                  13,921
Carol A. Garber                          12,420                  13,800
Kent J. Holce                             8,353                   9,281
Roger Shen                                8,353                   9,281
James E. Switzer                          8,353                   9,281
Robert W. Toole                           3,374                   3,748
Erik J. Nilsson                           1,336                   1,484
Samson Tong                                 835                     927
Mary McDougall                              626                     695
Martin Oakes                                626                     695
Pamela K. Jones                             601                     667
Sherman L. Rutherford                       417                     463
Rosemary A. Dowd                            284                     315
Janet R. Pearce                              99                     110
Jolene A. Waier                              86                      95
Carl Mannheimer III                          55                      61
Richard Faltersack                           50                      55
Robin Adams                                  34                      37

(1) Donald E. McDougall, Ken Giles, Larry Kenyon, Paul J. Hammer, Bryan Philips, James Switzer, Mary McDougall, Martin Oakes and Richard Falterstack are employees or officers of a subsidiary of the Company.

(2) To the Company's knowledge, all the Selling Stockholders own less than one percent of the outstanding shares of Common Stock, except for Holce Investments which holds 225,229 shares, or 1.1% of all outstanding shares, of Common Stock.

(3) Includes additional shares of Common Stock some or all of which may be offered from time to time by the Selling Stockholders to the extent that any of such additional shares are released from escrow to the Selling Stockholders. Any such release is currently scheduled to occur on or after the earlier of June 20, 1997 and the date on which the Company first releases its audited consolidated financial statements which include results of operations of Mitron Corporation, a wholly-owned subsidiary of the Company.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders may sell all or a portion of the Shares offered hereby from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Stockholders may from time to time offer the Shares beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders and the purchasers of the Shares for whom they may act as agent.

         To the extent required, the aggregate principal amount of the Shares to be sold hereby, the names of the Selling Stockholders, the purchase price, the name of any such agent, dealer or underwriter and any applicable commissions, discounts or other terms constituting compensation with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them hereby will be the purchase price of such Shares less discounts and commissions, if any.

         The Shares which may be offered hereby may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of the Shares or by agreement between such holders and underwriters or dealers who receive fees or commissions in connection therewith.

         The outstanding Common Stock is listed for trading on the New York Stock Exchange.

         In order to comply with the securities laws of certain states, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and compliance with same is effected.

         The Selling Stockholders and any broker-dealers, agent or underwriters that participate with the Selling Stockholders in the distribution of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions or discounts received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares offered hereby and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay all expenses incident to the offer and sale of the Shares offered hereby by the Selling Stockholders to the public, other than selling commissions and fees.


                          DESCRIPTION OF CAPITAL STOCK

         The Company has authorized capital stock consisting of 60,000,000 shares of Common Stock, par value $1.00 per share, of which 20,626,069 shares were outstanding as of April 26, 1996. The Company also has outstanding from time to time options to purchase shares of Common Stock.

         The holders of Common Stock have no preemptive rights and the Common Stock has no redemption, sinking fund or conversion provisions. Each share of Common Stock is entitled to one vote on any matter submitted to the vote of shareholders, to equal dividend rights and to equal rights in the assets of the Company available for distribution to the holders of Common Stock upon liquidation. All of the outstanding shares of Common Stock are, and the shares to be sold in connection with the offering made hereby will be, fully paid and nonassessable. The payment of dividends on, and the redemption, retirement, purchase or other acquisition of, Common Stock by the Company is currently limited to a certain percentage of net income as set forth in the Company's financing agreements.

         The Bank of Boston serves as Transfer Agent for the Common Stock.

         On June 7, 1988, the Board of Directors of the Company adopted a Shareholder Rights Plan and declared a dividend of one Right per share of Common Stock. Presently, the Rights are evidenced by the certificates for the Common Stock and are not transferable apart from the Common Stock. Each share of Common Stock has one Right "attached" to it. The Rights will initially become exercisable, and will become transferable apart from the Common Stock, shortly after any person or group has either (i) acquired beneficial ownership of 20% or more of the Common Stock or (ii) commenced a tender or exchange offer which, if consummated, would result in the person or group beneficially owning 30% or more of the Common Stock. The date on which the Rights initially become exercisable is referred to as the "Distribution Date."

         Following the Distribution Date, the Rights would initially entitle the holder to purchase one share of Common Stock at $50.00. However, in the event that after the Distribution Date the Company is merged or consolidated into another entity or sells 50% or more of its assets to another entity, each Right would entitle the holder to purchase a number of shares of the stock of such other entity which equals the exercise price of the Right divided by one-half of the value of the stock of such entity at that time. In addition, in the event any person or entity beneficially owning 20% or more of the Common Stock consolidates or merges into the Company or engages in various "self dealing" transactions with the Company or any person becomes the beneficial owner of more than 25% of the Common Stock other than pursuant to a tender offer or exchange offer for all outstanding shares, then each Right other than the Rights held by such person would entitle the holder to purchase a number of shares of Common Stock equal to the exercise price of the Right divided by one-half of the market price of the Common Stock at such time.

         The Rights are redeemable by the Board of Directors of the Company for $.02 per Right at any time prior to June 17, 1998 or 10 days following the date when any person acquires beneficial ownership of 20% or more of the Common Stock. Thereafter, the Rights may be redeemed by the Board of Directors of the Company if the acquiring person reduces his beneficial ownership to 10% or less or if the Company is merged with an entity unaffiliated with the acquiring person if, in either case, the reinstatement of redemption rights is approved by a majority of the disinterested Directors.

         Prior to the Distribution Date, the terms of the Rights are subject to amendment by the Board of Directors without the consent of the holders of Rights, except that the Board may not unilaterally amend the redemption or exercise prices of the Rights, the exercise date or the number of shares of Common Stock issuable upon exercise of the Rights. The Rights expire on the tenth anniversary of their issuance.

         The Shareholders Rights Plan was adopted by the Board of Directors to protect the shareholders of the Company from certain takeover tactics believed by the Directors to be coercive. The Company is not presently aware of any attempts by others to take over the company. The Company has not adopted any additional anti-takeover measures.

         The Company has elected not to be subject to the 1987 Massachusetts Control Share Acquisition Act.



                                  LEGAL MATTERS

         Certain legal matters in connection with the Shares being offered hereby will be passed upon by Nutter, McClennen & Fish, LLP, Boston, Massachusetts, counsel to the Company.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 30, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal years ended December 31, 1994 and January 1, 1994 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.



263286_1.WP6

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the offering to which this Registration Statement relates, other than commissions, are to be borne by the Company and are estimated as follows:

Securities and Exchange Commission
Registration Fee.........................................................$5,387

Accounting Fees...........................................................5,000

Legal Fees................................................................8,000

Printing Expenses.........................................................1,500

Miscellaneous Expense.......................................................113

Total...................................................................$20,000
                                                                        =======

Item 15.  Indemnification of Directors and Officers.

         The Company's Articles of Organization and By-laws, each as amended and restated, provide for indemnification of officers and directors to the fullest extent permitted by the laws of the Commonwealth of Massachusetts.

         Section 67 of Chapter 156B of the Massachusetts General Laws, which is applicable to the Company as a Massachusetts corporation, provides as follows:

         "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

         "No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         "The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

         "A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

         The Company provides officers' and directors' liability insurance for its officers and directors and has entered into indemnification agreements with each of its directors and executive officers providing contractual indemnification by the Company to the fullest extent permissible under the laws of the Commonwealth of Massachusetts.

         The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities under the Securities Act in connection with this Registration Statement.


Item 16.  List of Exhibits.

Exhibit No.


    2.1 Agreement and Plan of Merger among GenRad, Inc., Genrad Acquisition Corporation and Milton Corporation dated June 5, 1996 (incorporated by reference to the Company's Current Report on Form 8-k filed with the Securities and Exchange Commission on July 1, 1996).

*   5.1   Opinion of Nutter, McClennen & Fish, LLP

+  23.1   Consent of Price Waterhouse LLP

+  23.2   Consent of Arthur Andersen LLP

*  23.3   Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5)

*  24.1   Power of Attorney (contained in Page II-4)
- -------

* Previously filed.
+ Filed herewith.


Item 17.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, Commonwealth of Massachusetts, on this 3rd day of September 1996.

                                     GENRAD, INC.


                                     By:/s/ Daniel F. Harrington
                                        -------------------------------------
                                        Daniel F. Harrington
                                        Vice President, Chief Financial Officer
                                        and Secretary



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.





/s/ James F. Lyons*                                           September 3, 1996
- -------------------------------------
James F. Lyons
President, Chief Executive Officer and
Director
(Principal Executive Officer)




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





/s/ Daniel F. Harrington                                September 3, 1996
- ---------------------------------------
Daniel F. Harrington
Vice President, Chief Financial Officer
and Secretary
(Principal Financial and Accounting Officer)


/s/ William S. Antle*                                   September 3, 1996
- -------------------------------------
William S. Antle
Director


/s/ Russell A. Gullotti*                                September 3, 1996
- --------------------------------------
Russell A. Gullotti
Director


                                                                   , 1996
- --------------------------------------
Lowell B. Hawkinson
Director


/s/ Richard G. Rogers*                                  September 3, 1996
- -------------------------------------
Richard G. Rogers
Director


/s/ William G. Scheerer*                                September 3, 1996
- -------------------------------------
William G. Scheerer
Director


/s/ Adriana Stadecker*                                  September 3, 1996
- --------------------------------------
Adriana Stadecker
Director


/s/ Ed Zschau*                                          September 3, 1996
- --------------------------------------
Ed Zschau
Director

*By: /s/ Daniel F. Harrington
- --------------------------------------
         Daniel F. Harrington
         Attorney-in-fact

Powers of attorney have beenfiled with this Registration Statement


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